Exhibit 16.1
Form 8-K
Immunotechnology Corporation
File No. 0-24641



                            ROSE, SNYDER & JACOBS
                      15621 Ventura Boulevard, suite 490
                               Encino, CA 91436
                            Phone: (818) 461-0600
                             Fax: (818) 461-0510

October 12, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA 20549

Dear Sir and/or Madam:

We have read the statements that we understand Immunotechnology Corporation will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

                                          Yours truly,


                                          /s/ Rose, Snyder & Jacobs

                                          ROSE, SNYDER & JACOBS
                                          Professional Corporation

cc:  Immunotechnology Corporation.